UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Champion Thread Agreement

        On May 8, 2007, we entered into a Product Development, Marketing and Distribution Agreement with Champion Thread Company, Inc, or Champion Thread. Under the terms of the agreement Champion Thread will be the exclusive distributor of thread, yarn, woven labels, and printed labels for textile applications incorporating our DNA Markers for an initial period of four years. This initial period will automatically renew for successive one year periods, subject to either party’s right to terminate the agreement during the ninety (90) days prior to its expiration. The parties agreed to jointly develop, market and distribute enhanced security threads, fabrics, yarns, labels, ribbons, tapes, textile chemicals, pigments and other textile products incorporating our SigNature DNA Markers, and to develop effective procedures for authenticating such products. We will be paid certain royalties based on a calculation of net receipts by Champion Thread from any sales of such products.

        The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release relating to the announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Product Development, Marketing and Distribution Agreement, dated May 8, 2007 by and between Applied DNA Sciences, Inc. and Champion Thread Company, Inc.**

Exhibit 99.1	Press release of Applied DNA Sciences, Inc., dated May 10, 2007.

**	Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been field separately with the Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc. (Registrant)

By:	/s/ James A. Hayward
James A. Hayward Chief Executive Officer

Date: May 11, 2007